IQST – IQSTEL Fintech Division Accelerates EBITDA Growth with Globetopper Contribution

Recent Acquisition Strengthens Roadmap to $15 Million EBITDA Run Rate by 2026

New York, NY – Sept. 16, 2025 – IQSTEL Inc. (NASDAQ: IQST) today announced that its Fintech Division is positioned to play a key role in achieving the Company’s previously stated goal of reaching a $15 million EBITDA run rate in 2026.

IQSTEL completed the acquisition of Globetopper on July 1, 2025, and has since been accelerating its growth as part of the Company’s strategic roadmap. Globetopper is expected to contribute approximately $16 million in Q3 2025 revenue and deliver $110,000 in EBITDA, making it cash flow positive for the quarter.

“This is just the beginning,” said Leandro Iglesias, CEO of IQSTEL. “Since acquiring Globetopper, we have focused on accelerating its growth and integrating it into our global fintech platform. Our plan is to scale Globetopper further, targeting approximately $1 million in annualized EBITDA in the near term. The Fintech Division is set to be one of the key engines fueling our company’s EBITDA growth as we move toward our $15 million 2026 target.”

IQSTEL plans to leverage its business platform — which already reaches over 600 of the largest telecom operators worldwide — to offer Globetopper’s fintech services directly to its telecom customers. This initiative is part of IQSTEL’s strategy to cross-sell high-margin, high-tech services to its existing client base, maximizing the value of its global relationships and accelerating revenue and EBITDA growth.

IQSTEL’s focus on acquisitions with strong revenue and margin potential continues to add value for shareholders. Globetopper’s rapid progress since its July acquisition highlights the success of this strategy and demonstrates how targeted acquisitions can be integrated into IQSTEL’s platform to produce meaningful bottom-line results.

“This milestone proves that our fintech business model works,” added Iglesias. “Our team is committed to building upon this momentum and unlocking even greater value for our shareholders as we scale.”

About GlobeTopper

GlobeTopper (GlobeTopper.com) a IQSTEL´s subsidiary, is a leader Fintech company specializing in advanced B2B Top-Up solutions, enabling seamless cross-border financial transactions to something more along the lines of ‘global Fintech company specializing in the provision of B2B digital prepaid products with a unique focus on gift card programs and services. With a solid track record and a scalable, profitable business model, GlobeTopper is poised for exponential growth under IQSTEL's leadership.

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a Global Connectivity, AI, and Digital Corporation providing advanced solutions across Telecom, High-Tech Telecom Services, Fintech, AI-Powered Telecom Platforms, and Cybersecurity. With operations in 21 countries and a team of 100 employees, IQSTEL serves a broad global customer base with high-value, high-margin services. Backed by a strong and scalable business platform, the company is forecasting $340 million in revenue for FY-2025, reinforcing its trajectory toward becoming a $1 billion tech-driven enterprise by 2027.

Use of Non-GAAP Financial Measures: The Company uses certain financial calculations such as Adjusted EBITDA, Return on Assets and Return on Equity as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined under the SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s core operating performance and provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP, and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly-titled measures of other companies.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Adjusted EBITDA excludes, in addition to non-operational expenses like interest expenses, taxes, depreciation and amortization; items that we believe are not indicative of our operating performance, such as:

▪  Change in Fair Value of Derivative Liabilities: These adjustments reflect unrealized gains or losses that are non-operational and subject to market volatility.

▪  Loss on Settlement of Debt: This represents non-recurring expenses associated with specific financing activities and does not impact ongoing business operations.

▪  Stock-Based Compensation: As a non-cash expense, this adjustment eliminates variability caused by equity-based incentives.

The Company believes Adjusted EBITDA offers a clearer view of the cash-generating potential of its business, excluding non-recurring, non-cash, and non-operational impacts. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.IQSTEL.com.

Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@IQSTEL.com